Exhibit 10.2

EXECUTION VERSION

MANAGEMENT STOCKHOLDERS’ AGREEMENT

by and among

Chinos Holdings, Inc.,

Chinos Intermediate Holdings A, Inc.,

Chinos Intermediate Holdings B, Inc.,

Chinos Acquisition Corporation,

and

the Principal Investors, the MD Investors and Managers Named Herein

Dated as of March 7, 2011

	5.3.	Majority Principal Investors Call Option	16

	5.4.	Acknowledgment	16

	5.5.	Call Period	16

6.	PREEMPTIVE RIGHTS		17

	6.1.	Preemptive Rights	17

	6.2.	Termination of Preemptive Rights	19

7.	REMEDIES		19

	7.1.	Generally	19

	7.2.	Deposit	19

8.	LEGENDS		20

	8.1.	Restrictive Legend	20

	8.2.	1933 Act Legends	20

	8.3.	Stop Transfer Instruction	20

	8.4.	Termination of 1933 Act Legend	20

9.	AMENDMENT, TERMINATION, ETC.		21

	9.1.	Oral Modifications, Waiver	21

	9.2.	Written Modifications	21

	9.3.	Effect of Termination	21

10.	DEFINITIONS		21

	10.1.	Certain Matters of Construction	21

	10.2.	Definitions	22

11.	CONFIDENTIALITY; RESTRICTIVE COVENANT AGREEMENT		30

	11.1.	Nondisclosure; Return of Documents; Ownership of Work	30

	11.2.	Non-Competition and Non-Solicitation	30

12.	MISCELLANEOUS		31

	12.1.	Authority; Effect	31

	12.2.	Notices	31

	12.3.	Binding Effect, Etc.	33

	12.4.	Counterparts	33

	12.5.	Severability	33

	12.6.	No Recourse	34

	12.7.	Merger with J. Crew	34

	12.8.	Waiver by Stockholders	34

	12.9.	J. Crew Liability	35

13.	GOVERNING LAW		35

	13.1.	Governing Law	35

	13.2.	Jurisdiction	35

	13.3.	WAIVER OF JURY TRIAL	35

	13.4.	Exercise of Rights and Remedies	36

MANAGEMENT STOCKHOLDERS’ AGREEMENT

This Management Stockholders’ Agreement (this “Agreement”) is made as of March 7, 2011 by and among:

(i)	Chinos Holdings, Inc., a Delaware corporation (the “Company”);

(ii)	Chinos Acquisition Corporation, a Delaware corporation (including its successor upon consummation of the Merger (as defined below) “J. Crew”);

(iii)	Chinos Intermediate Holdings A, Inc. (“Intermediate A”);

(iv)	Chinos Intermediate Holdings B, Inc. (“Intermediate B”, and together with Intermediate A, “Intermediate Holdings”);

(v)	TPG and LGP (each as defined below) (collectively, the “Principal Investors”);

(vi)	the MD Investors (as defined below); and

(vii)	such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board of Directors as “Managers” (together with their Permitted Transferees, the “Managers”).

Recitals

1. Chinos Acquisition Corporation, an indirect wholly-owned subsidiary of the Company, the Company and J. Crew Group, Inc. have entered into an Agreement and Plan of Merger, dated as of November 23, 2010 and as amended by Amendment No. 1 to the Agreement and Plan of Merger dated January 18, 2011, (the “Merger Agreement”) pursuant to which Chinos Acquisition Corporation will merge with and into J. Crew Group, Inc. (the “Merger”);

2. After the Closing (as defined in the Merger Agreement), the Company will indirectly hold through Intermediate Holdings one hundred percent (100%) of the issued and outstanding common stock of J. Crew;

3. Each Rollover Manager (as defined below) has, in connection with the Merger, (i) purchased or otherwise acquired shares of the Company’s Common Stock, in exchange for cash or shares of J. Crew common stock that were outstanding prior to the Merger or (ii) acquired Options in exchange for options entitling the holder to acquire shares of common stock of J. Crew that were outstanding prior to the Merger;

4. Each Manager has been and/or may hereafter be granted Options pursuant to the Company’s equity incentive plan or may otherwise purchase or acquire shares of Common Stock;

5. As a condition to the issuance of any shares of Common Stock and Options by the Company to any Person who is (or would be designated by the Board of Directors as) a Manager hereunder, to the extent that such Person is not already a party to this Agreement as a Manager hereunder, such Person shall execute this Agreement as a Manager hereunder; and

6. The parties believe that it is in the best interests of the Company and the Managers to set forth their agreements on certain matters and to have this Agreement apply to all Company Shares.

Agreement

Therefore, the parties hereto hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Closing. This Agreement will become effective upon consummation of the Closing (as defined in the Merger Agreement).

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10.1 hereof.

2. VOTING AGREEMENT.

2.1. Election of Directors. Each Manager hereby agrees to cast all votes to which such Manager is entitled in respect of such Manager’s Company Shares, whether at any annual or special meeting, by written consent or otherwise, (a) to fix the number of members of the board of directors of the Company (the “Board of Directors”) at such number as may be specified from time to time by TPG and (b) to elect as members of the Board of Directors such individuals as have been nominated from time to time by the Majority Principal Investors.

2.2. Significant Transactions. Each Manager agrees to cast all votes to which such Manager is entitled in respect of the Company Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Principal Investors to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Principal Investors of their rights under Section 4.3.

2.3. Consent to Amendment. Each Manager agrees to cast all votes to which such Manager is entitled in respect of such Manager’s Company Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Majority Principal Investors to increase the number of authorized shares of Common Stock to the extent necessary to permit the Company to comply with the provisions of its Certificate of Incorporation or any agreement to which the Company is a party.

2.4. Grant of Proxy. Each Manager hereby grants to each Principal Investor an irrevocable proxy coupled with an interest to vote his, her or its Company Shares in accordance with his, her or its agreements contained in this Section 2, which proxy will be valid and remain in effect until the termination of this Section 2 in accordance with its terms.

2.5. The Company. The Company agrees not to give effect to any action by any Manager or any other Person which is in contravention of this Section 2.

2.6. Actions by Written Consent. The Certificate of Incorporation and the by-laws of the Company shall provide that any action required or permitted to be taken at any meeting of stockholders of the Company may be taken by written consent of the requisite stockholders of the Company without a meeting and without prior notice. The by-laws of the Company shall provide that any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing. Any such written consents shall be filed with the minutes of proceedings of the Board of Directors.

2.7. Termination of Governance Provisions. The provisions of this Section 2 shall terminate and be of no further force (i) upon the unanimous written consent of the Principal Investors or (ii) other than Section 2.1 (solely with respect to the obligations to vote for director nominees) and Section 2.4, upon the consummation of an Initial Public Offering of the Company.

3. TRANSFER RESTRICTIONS.

3.1. Limitations on Transfer.

3.1.1. No Manager may Transfer any or all of its Company Shares except (i) in accordance with Section 3.2 (Permitted Transferees), (ii) after complying with Sections 4.1 (Right of First Offer) and 4.2 (Tag-Along Rights) and, if such Transfer is prior to an Initial Public Offering, with TPG’s prior written consent, (iii) in a transaction pursuant to Section 4.3 (Drag-Along Rights), (iv) as a Tagging Stockholder in a transaction pursuant to Section 4.2 (Tag-Along Rights) or (v) in a transaction pursuant to Section 5 (Options to Purchase and Sell Shares).

3.1.2. Notwithstanding the foregoing, in no event shall any Manager or holders of Company Shares originally issued to a Manager be entitled to Transfer its Company Shares without the prior written consent of the Majority Principal Investors, (i) to any Person (other than an Affiliate) that is actively engaged in the retail, mail order or internet specialty apparel or accessories business and any other business the Company or its subsidiaries is then engaged, in each case, in any geographic area in which the Company or any of its direct or indirect subsidiaries are engaged in such business or businesses or (ii) to any Person of which the stockholder is aware (directly or indirectly) (a) holds an ownership interest in any such competitor equal to five percent (5%) or more, (b) has invested $5,000,000 or more in such competitor or (c) has designated, or has the right to designate, a member of the board of directors of any such competitor, except in each case, in or following the Initial Public Offering and the expiration of any applicable lockup period, in any bona fide underwritten public offering or in any Rule 144 Sale. In addition, and notwithstanding any provision of this Agreement to the contrary, no

Stockholder shall be entitled to Transfer its Company Shares at any time if such Transfer would:

(a) violate the Securities Act, or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Company Shares;

(b) cause the Company to be required to register Common Stock under Section 12(g) of the Exchange Act;

(c) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or

(d) be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.

3.1.3. In the event of a purported Transfer by a Stockholder of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

3.2. Permitted Transferees. Subject to the provisions of the second sentence of Section 3.1.2, any Manager or Permitted Transferee of a Manager may Transfer any or all of its Company Shares to a Permitted Transferee of the Manager to whom such Company Shares were originally issued; provided that if Company Shares are transferred to a Permitted Transferee that is not a natural person and such Permitted Transferee subsequently ceases to be an Affiliate of the Manager to whom such Company Shares were originally issued, then such Permitted Transferee shall, and such Manager shall cause such Permitted Transferee to, Transfer back to such Manager (or to another Permitted Transferee of such Manager) any Company Shares it owns.

3.3. Rights and Obligations of Transferees. Any Transfer of Company Shares held by a Manager, which Transfer is otherwise in compliance herewith, shall be permitted hereunder only if the transferee of such Company Shares agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the rights and obligations under this Agreement relating to Company Shares held by Managers and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as the holder of such Company Shares and as a “Manager” hereunder; provided, however, that (x) any Manager that Transfers Company Shares to a Permitted Transferee shall use its reasonable best efforts to cause such Permitted Transferee to perform all of such Manager’s obligations hereunder with respect to the Transferred Company Shares and (y) this Section 3.3 shall not apply to (i) Transfers of Company Shares to a Stockholder that is already a party to this Agreement, (ii) Transfers pursuant to a registered public offering or (iii) Transfers pursuant to Section 4.2 or Section 4.3; provided, further that no Transferee (other than any Permitted Transferee of the applicable Manager) shall acquire any of the rights of the applicable transferor provided in Section 4.2 or Section 6 hereof by reason of such Transfer.

3.4. Transfers Pursuant to Section 5. Any Company Shares Transferred to the Company pursuant to this Agreement (in accordance with Section 5 or otherwise) will conclusively be deemed thereafter not to be Company Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof; provided, that Company Shares Transferred to any Principal Investor pursuant to Section 5.3 shall thereafter become Investor Shares hereunder.

3.5. Transfers of Options. Any Transfer of Options by a Manager or Permitted Transferee that has become a party hereto will be governed by and subject to the terms and conditions of the applicable equity incentive plan and applicable award agreement.

3.6. Manager Lock-Up. In connection with each underwritten Public Offering each Manager agrees to become bound by and to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such Manager’s right to (a) Transfer, directly or indirectly, any Company Shares or any securities convertible into or exercisable or exchangeable for such Company Shares or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Company Shares, as is entered into by any participating Principal Investor with the underwriter(s) of such Public Offering; provided, however, that no Manager may be required by this Section 3.6 to be bound by a lock-up agreement covering a period beginning more than seven (7) days prior to or ending (x) one hundred eighty (180) with respect to Common Stock issued in respect of Options, Warrants or Convertible Securities held by such Manager, or (y) ninety (90) days (one hundred eighty (180) days in the case of an IPO) with respect to any other Company Shares held by such Manager, in each case following the effectiveness of the related registration statement plus such additional period of up to 17 days as may be required by the underwriters to satisfy FINRA regulations and permit the managing underwriters’ analysts to publish research updates, which period shall in no event be longer than any such period included in any lock-up agreement to which any other Manager is subject. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Company Shares or other securities acquired in open market transactions after the completion of the Initial Public Offering (or other Public Offering, as applicable), (ii) Transfers to Permitted Transferees of such Manager in accordance with the terms of this Agreement and (iii) conversions of shares of Company Shares into other classes of Company Shares without change of holder.

3.7. Period. The foregoing provisions of this Section 3 (other than Sections 3.1.2, 3.3 and 3.6) will terminate and be of further force and effect upon an Initial Public Offering.

4. “ROFO”, “TAG ALONG” AND “DRAG ALONG” RIGHTS.

4.1. Right of First Offer. (a) If any Manager desires to Transfer all or any portion of its Company Shares in a transaction to which this Section 4.1 applies (any such Manager, a “ROFO Stockholder”), then each Principal Investor and MD Investor (each, a “ROFO Offeree”) shall have a right of first offer over such Company Shares, which shall be exercised in the following manner:

4.1.1. The ROFO Stockholder shall provide the ROFO Offerees with written notice (a “ROFO Notice”) of its desire to Transfer such Company Shares. The ROFO Notice shall specify the number and class of Company Shares the ROFO Stockholder wishes to Transfer, the proposed purchase price per share (which purchase price shall be in cash or cash equivalents only) for each such class of Company Shares and any other terms and conditions material to the sale proposed by the ROFO Stockholder.

4.1.2. The ROFO Offerees shall have a period of up to ten (10) Business Days following receipt of the ROFO Notice (the “ROFO Election Period”), to elect to purchase (or to cause one or more of their Affiliates to purchase), in the aggregate, all, but not less than all, of such Company Shares on the terms and conditions set forth in the ROFO Notice by delivering to the ROFO Stockholder written notice thereof (such electing ROFO Offeree, a “ROFO Purchaser”). In the event that the aggregate number of Company Shares of an applicable class that the ROFO Purchasers have elected to purchase exceeds the aggregate number of Company Shares of such class subject to the ROFO Notice, the number of Company Shares shall be sold to the ROFO Purchasers as follows:

(a) there shall be first allocated to each ROFO Purchaser a number of Company Shares of each applicable class equal to the lesser of (A) the number of Company Shares of such class elected to be purchased by such ROFO Purchaser and (B) a number of Company Shares of such class equal to such ROFO Purchaser’s Pro Rata Portion; and

(b) the balance, if any, of Company Shares of each applicable class not allocated pursuant to clause (1) above shall be allocated to those ROFO Purchasers which offered to purchase a number of Company Shares of the applicable class in excess of such ROFO Purchasers’ respective Pro Rata Portions in proportion, as nearly as practicable, to the respective number of Company Shares of the applicable class which each ROFO Purchaser offered to purchase.

(c) If the ROFO Offerees elect to purchase (or to cause one or more of their Affiliates to purchase) all of the Company Shares which are the subject of the proposed Transfer within the ROFO Election Period, such purchase shall be consummated within thirty (30) days after the date on which each such ROFO Offeree notifies the ROFO Stockholder of such election (subject to extension if necessary to permit the expiration or early termination of the HSR Waiting Period). Subject to Section 4.2, if the ROFO Offerees do not elect to purchase all of the Company Shares within the ROFO Election Period, the ROFO Stockholder may Transfer all of the Company Shares of each class specified in the ROFO Notice at any time within one hundred and twenty (120) days following such period at a price which is not less than the purchase price specified in the ROFO Notice and on terms and conditions no more favorable, in any material respect, to the purchaser than those specified in the ROFO Notice, and thereafter the ROFO Stockholder may not Transfer any such Company Shares without first following the procedures set forth in this Section 4.1.

4.1.3. In connection with the Transfer of all or any portion of a ROFO Stockholder’s Company Shares pursuant to this Section 4.1 to one or more ROFO Offerees, the ROFO Stockholder shall only be required to represent and warrant as to its authority to sell, the enforceability of agreements against the ROFO Stockholder, that the Company Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that it is the record and beneficial owner of such Company Shares and that it has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer.

4.1.4. The provisions of this Section 4.1 shall not apply to Transfers of Company Shares (i) to Permitted Transferees in accordance with Section 3.2 (Permitted Transferees); (ii) pursuant to, or consequent upon the exercise of the drag-along rights set forth in Section 4.3 (Drag-Along Rights); (iii) consequent upon the exercise of the tag-along rights set forth in Section 4.2 (Tag-Along Rights); (iv) pursuant to Section 5 (Options to Purchase and Sell Shares) or (v) pursuant to a registered public offering.

4.2. Tag-Along. Subject to the provisions of Section 4.1, if and to the extent applicable, a Stockholder proposes to Transfer (a “Transferring Stockholder”) any or all of its Company Shares, other than (i) pursuant to Section 3.2, (ii) to a Stockholder pursuant to a contractual right providing such Stockholder a right of first offer, (iii) Transfers pursuant to a registered public offering, (iv) pursuant to or consequent upon the exercise of the drag-along rights set forth in Section 4.3 or drag-along rights or tag-along rights set forth in any other shareholders agreement entered into by the Principal Investors and MD Investors, (v) Transfers by a Principal Investor of less than 20% of any class of Investor Shares then held by a Principal Investor or (vi) pursuant to Section 5 (a “Proposed Transfer”), each Manager that exercises its rights under this Section 4.2 (a “Tagging Stockholder”), shall have the right to Transfer its Pro Rata Portion of the same class of Company Shares to the proposed Transferee (a “Proposed Transferee”) on the same terms and conditions as those proposed by the Transferring Stockholder.

4.2.1. The Transferring Stockholder shall promptly give written notice (a “Tag-Along Notice”) to each Manager of a Proposed Transfer, setting forth the number and class of Company Shares proposed to be Transferred, the name of the Transferring Stockholder, the name and address of the Proposed Transferee, the proposed per share purchase price (or amount) and form of consideration for each such class of Company Shares and any other material terms and conditions of the Proposed Transfer. Each Manager shall have a period of fifteen (15) Business Days from the date of the Tag-Along Notice within which to elect to sell up to its Pro Rata Portion of each class of Company Shares in connection with such Proposed Transfer. Any Manager may exercise such right by delivery of an irrevocable written notice to the Transferring Stockholder specifying the number of Company Shares of each applicable class (which shall be not more than its Pro Rata Portion) it desires to include in the Proposed Transfer; provided that if the Proposed Transfer involves shares of multiple classes, each Tagging Stockholder must include Company Shares in the same proportions as are being sold by the Transferring Stockholder. If the Proposed Transferee fails to purchase all Company Shares proposed to be Transferred by the Transferring Stockholder, other Company stockholders who exercise tag-along rights and participate in such Proposed Transfer and the Tagging Stockholders, then the number of Company Shares the Transferring

Stockholder and each Tagging Stockholder is permitted to sell in such Transfer shall be allocated among the Tagging Stockholders and the other Company stockholders who have exercised their tag-along rights with respect to the Proposed Transfer in proportion, as nearly as practicable, to the respective number of the applicable class of Company Shares which each Tagging Stockholder properly requested to be included in the Proposed Transfer. The Transferring Stockholder shall have a period of ninety (90) days following the expiration of the fifteen (15) Business Day period, to sell such Company Shares to the Proposed Transferee, on the payment terms specified in the Tag-Along Notice, and thereafter the Transferring Stockholder may not Transfer any such Company Shares without first following the procedures set forth in this Section 4.2.

4.2.2. Each Tagging Stockholder shall agree (i) to make the same representations, warranties, covenants, indemnities and agreements to the Proposed Transferee as made by the Transferring Stockholder in connection with the Proposed Transfer (other than any non-competition, non-solicitation or similar non-financial related agreements or covenants that would bind such Tagging Stockholder or its Affiliates without such Tagging Stockholder’s prior written consent), and (ii) to the same terms and conditions to the Transfer as the Transferring Stockholder agrees. Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by each Tagging Stockholder and the Transferring Stockholder severally and not jointly, and, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Tagging Stockholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, any liability for breach of any such representations and warranties or under any indemnities shall be allocated among each Tagging Stockholder, other Company stockholders who have exercised their tag-along rights with respect to such Proposed Transfer and the Transferring Stockholder pro rata based on the relative sale price of the shares of Common Stock to be Transferred by each of them, and the aggregate amount of liability for each such Tagging Stockholder and the Transferring Stockholder shall not in any event exceed the U.S. dollar value of the net proceeds received by such Tagging Stockholder or the Transferring Stockholder, respectively, from the Transferee. Any Transfer of Company Shares by a Tagging Stockholder pursuant to the terms hereof shall be at a per share purchase price (or amount) specified in the Tag-Along Notice, and subject to Section 4.4.1, all Stockholders shall receive the same relative proportion of cash and Marketable Securities.

4.3. Drag-Along. If TPG agrees at any time to Transfer, in any single or series of related transactions, at least eighty percent (80%) of the aggregate Purchase Price Value of the Investor Shares then held by TPG and its Affiliates to a non-affiliated third party (a “Drag-Along Transfer” and such purchaser, the “Drag-Along Buyer”) for cash and/or Marketable Securities, TPG may exercise drag-along rights with respect to all Managers in accordance with the terms, conditions and procedures set forth herein.

4.3.1. TPG shall promptly give notice (a “Drag-Along Notice”) to each Manager (the “Drag-Along Stockholders”) of any election by TPG to exercise its drag-along rights under this Section 4.3, setting forth the name and address of the Transferee, the total number and class of Investor Shares proposed to be Transferred by TPG and its

Affiliates, the proposed amount per share and form of consideration for each such class of Investor Shares and all other material terms and conditions of the Drag-Along Transfer. Such notice shall also specify the number and class of Company Shares such Drag-Along Stockholders shall be required to Transfer, up to such Drag-Along Stockholders’ Pro Rata Portion for each applicable class of Company Shares; provided that the portion of Company Shares of a class with respect to each Drag-Along Stockholder is the same relative proportion for all Drag-Along Stockholders. Any Transfer of Company Shares by a Drag-Along Stockholder pursuant to the terms hereof shall be at the same per share purchase price for each class of Company Shares sold by TPG and its Affiliates and specified in the Drag-Along Notice and each Drag-Along Stockholder shall receive the same relative proportion of cash and Marketable Securities.

4.3.2. Each Drag-Along Stockholder agrees, severally and not jointly, to (i) make individual representations, warranties, covenants, indemnities and other agreements solely as to the title to, and the absence of any Adverse Claims with respect to, its Company Shares and the power, authority and legal right to Transfer such Company Shares, (ii) execute and deliver agreements, covenants and indemnities as made by TPG in connection with the Drag-Along Transfer (other than any non-competition, non-solicitation or other non-financial agreements or covenants that would bind such Drag-Along Stockholder or its Affiliates without the prior written consent of such Drag-Along Stockholder), (iii) agree to, except as provided in the preceding subclause (ii), the same terms and conditions to the Transfer as TPG agrees, (iv) not demand or exercise appraisal or dissenters rights under any applicable business corporation or other law with respect to a transaction subject to this Section 4.3 as to which such appraisal rights are available and (v) be liable as to all representations, warranties, covenants, indemnities and other agreements being made, agreed to or delivered by the Company or any of its subsidiaries, or in respect of the Company or any of its subsidiaries or their respective businesses, in connection with such transaction (other than the individual representations, warranties, covenants, indemnities and other agreements of the type set forth in subclause (i)), in each case to the same extent as TPG but pro rata based on the relative proceeds to be received by each of them from the sale of the shares of Common Stock Transferred by each of them. Notwithstanding the foregoing, the aggregate amount of liability for TPG and such Drag-Along Stockholders shall not in any event exceed the U.S. dollar value of the net proceeds received by TPG and such Drag-Along Stockholders, respectively.

4.3.3. In the event that any such Transfer is structured as a merger, consolidation, or similar business combination, each Drag-Along Stockholder agrees to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction.

4.3.4. Solely for purposes of Section 4.3.3(i) and in order to secure the performance of each Manager’s obligations under Section 4.3.3(i), each Manager hereby irrevocably appoints TPG (or a designee thereof) the attorney-in-fact and proxy of such Manager (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Manager fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of Section 4.3.3(i) (each such Manager, a “Breaching

Drag-Along Stockholder”) within three (3) days of a request for such vote or written consent. Upon such failure, the TPG (or a designee thereof) shall have and is hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-Along Stockholder’s Company Shares for the purposes of taking the actions required by Section 4.3.3(i). Each Manager intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Manager will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in Section 4.3.3(i) with respect to the Company Shares owned by such Manager. Notwithstanding the foregoing, the conditional proxy granted by this Section 4.3.4 shall be deemed to be revoked upon the termination of this Section 4.3 in accordance with its terms.

4.4. Miscellaneous. The following provisions will apply to any proposed Transfer to which Sections 4.1, 4.2. and 4.3, unless otherwise stipulated, apply:

4.4.1. Certain Legal Requirements. In the event the consideration to be paid in exchange for Company Shares in a proposed Transfer pursuant to Section 4.2 or Section 4.3 hereof includes any securities, and the receipt thereof by a Tagging Stockholder or Drag-Along Stockholder (each, a “Participating Seller”) would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any Tagging Stockholder or Drag-Along Stockholder of any information regarding the Company, such securities or the issuer thereof, such Participating Seller will not have the right to sell Company Shares in such proposed Transfer. In such event, the Transferring Stockholder (in a Transfer pursuant to Section 4.2 hereof) or TPG (in a Transfer pursuant to Section 4.3 hereof) shall have the right, but not the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Company Shares (in accordance with Section 4.4.6 hereof) which would have otherwise been sold by such Participating Seller to the Proposed Transferee or Drag-Along Buyer, as applicable, in the proposed Transfer, an amount in cash equal to the Fair Market Value of such Company Shares as of the date such securities would have been issued in exchange for such Company Shares.

4.4.2. Further Assurances. Each Participating Seller and each Manager Transferring any Company Shares to a ROFO Purchaser pursuant to Section 4.1, whether in his, her or its capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Transfer pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise using commercially reasonable efforts to cooperate with the ROFO Purchaser (in a Transfer pursuant to Section 4.1 hereof), Transferring Stockholder (in a Transfer pursuant to Section 4.2 hereof) or TPG

(in a Transfer pursuant to Section 4.3 hereof), as applicable, and the Proposed Transferee or Drag-Along Buyer, as applicable.

4.4.3. Sale Process. The Transferring Stockholder (in a Transfer pursuant to Section 4.2 hereof) or TPG (in a Transfer pursuant to Section 4.3 hereof), as applicable, may, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer and the terms and conditions thereof. No Principal Investor or any Affiliate of any Principal Investor will have any liability to any Manager arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer except to the extent such Principal Investor has failed to comply with the provisions of this Section 4.

4.4.4. Treatment of Options, Warrants and Convertible Securities. Each Participating Seller agrees that to the extent he, she or it desires to include vested and exercisable Options, Warrants or Convertible Securities in any Transfer of Company Shares pursuant to this Section 4, he, she or it will be deemed to have exercised, converted or exchanged such vested and exercisable Options, Warrants or Convertible Securities immediately prior to the closing of such Transfer to the extent necessary to Transfer shares of Common Stock to the Proposed Transferee, except to the extent permitted under the terms of any such Option, Warrant or Convertible Security and agreed to by the Board of Directors and the Proposed Transferee. In the event that Options, Warrants or Convertible Securities are deemed exercised pursuant to the preceding sentence, payment of any purchase or exercise price, if applicable, and minimum statutory withholding tax amount, if any, shall be satisfied through payment of shares of Common Stock otherwise deliverable upon such exercise, conversion, or exchange. If any Participating Seller Transfers Options, Warrants or Convertible Securities in any Transfer pursuant to this Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per share of the appropriate class of Common Stock received by the Transferring Stockholder in such Transfer less the unpaid exercise or conversion price, if any, per share of such Option, Warrant or Convertible Security by (b) the number of shares of the appropriate class of Common Stock issuable upon exercise, conversion or exchange of such Option, Warrant or Convertible Security (to the extent exercisable, convertible or exchangeable at the time of such Transfer), subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.4.5. Expenses. All reasonable costs and expenses, including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, incurred in connection with any proposed Transfer, (a) pursuant to Section 4.2 hereof (whether or not consummated), shall be allocated among the Transferring Stockholder, each Participating Seller and any other Stockholder who participates in such Transfer pro rata based on the relative proceeds to be received by each of them from the sale of the shares of Common Stock to be Transferred by each of them, and (b) pursuant to Section 4.3 hereof (whether or not) consummated, shall be borne by the Company.

4.4.6. Closing. The closing of a Transfer to which Section 4.1, 4.2 or 4.3 hereof applies will take place at such time and place as the ROFO Stockholder specifies (in a Transfer pursuant to Section 4.1 hereof), Transferring Stockholder that is a Principal Investor specifies (in a Transfer pursuant to Section 4.2 hereof) or TPG specifies (in a Transfer pursuant to Section 4.3 hereof) by notice to each ROFO Offeree or Participating Seller, as applicable, each subject to any restrictions as to timing set forth in Section 4.1, 4.2 or 4.3. At the closing of such Transfer, each ROFO Purchaser or Participating Seller, as applicable, shall deliver the certificates evidencing the Company Shares to be sold by such ROFO Purchaser or Participating Seller, as applicable, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

4.5. Period. The provisions of this Section 4 shall terminate and be of no further force and effect upon an Initial Public Offering.

5. OPTIONS TO PURCHASE AND SELL SHARES.

5.1. Call Options. Except as the Company may otherwise agree in writing with any Manager with respect to Company Shares held by such Manager (or any Person to whom any shares of Common Stock were originally issued at the request of such Manager) or originally issued to such Manager (or other Person at the request of such Manager) but held by one or more direct or indirect Permitted Transferees (collectively, the “Management Call Group”), upon any termination of the employment by the Company and its subsidiaries of any Manager (whether such termination is by the Company, by such Manager or otherwise), the Company will have the right to purchase for cash all or any portion of Purchased Management Shares held by the Management Call Group on the following terms (the “Management Call Option”):

5.1.1. General. For all Purchased Management Shares, the following terms will apply:

(a) Termination other than for Cause. If, prior to an Initial Public Offering, a Manager’s employment is terminated for any reason other than for Cause (including as a result of death, Disability or Retirement), the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is ninety (90) days following the later to occur of (x) the termination of such Manager’s employment and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Management Call Group, and upon the exercise of such call right each member of such Management Call Group shall sell to the Company (or its designated assignee), all (or a portion, as designated by the Company, or its designated assignee) of the Purchased Management Shares (including Rollover Equity) held by such member of the Management Call Group as of the date as of which such call right is exercised at a price equal to the Fair Market Value of the Purchased Management Shares being sold, determined as of the date such

Management Call Notice (as defined below) is delivered, which date shall be no earlier than the date that is six (6) months plus one (1) day following the most recent acquisition from the Company by any member of such Manager’s Management Call Group of any such Purchased Management Shares that are to be purchased by the Company pursuant to such exercised call right and shall be no later than the last date on which the Company is permitted to issue a Management Call Notice in respect of such Purchased Management Shares under this Section 5.1.1(a).

(b) Termination for Cause. If a Manager’s employment is terminated for Cause (or it is determined that such Manager’s employment could have been terminated for Cause at the time such Manager resigned or his or her employment was otherwise terminated), the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is one hundred and eighty (180) days following the later to occur of (x) the termination of such Manager’s employment and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Manager’s Management Call Group, and upon the exercise of such call right each member of such Management Call Group shall sell to the Company (or its designated assignee), all (or a portion, as designated by the Company or its designated assignee) of the Purchased Management Shares (including Rollover Equity) held by such member of the Management Call Group as of the date as of which such call right is exercised at a price (the “Bad Leaver Price”) equal to the lesser of (i) the Fair Market Value of the Purchased Management Shares being sold, determined as of the date such Management Call Notice is delivered, which date shall be no earlier than the date that is six (6) months plus one (1) day following the most recent acquisition from the Company by any member of such Manager’s Management Call Group of any such Purchased Management Shares that are to be purchased by the Company pursuant to such exercised call right and shall be no later than the last date on which the Company is permitted to issue a Management Call Notice in respect of such Purchased Management Shares under this Section 5.1.1(b), and (ii) the price paid, if any, by such Manager for such Purchased Management Shares (the “Original Purchase Price”); provided, that for purposes of the foregoing clause (ii), the price paid by a Manager for a share acquired upon exercise of an Option, Warrant or Convertible Security will be deemed to be equal to the exercise price of such Option, Warrant or Convertible.

(c) Violation of Non-Competition Obligations. If a Manager’s employment is terminated for any reason or if a Manager resigns his or her employment for any reason and, within twelve (12) months of such termination or resignation, such Manager Competes, the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is ninety (90) days following the later to occur of (x) the first date on which the Company receives notice that such Manager Competed and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Management Call Group, and upon the exercise of such call right each member of such Management Call Group shall sell to the Company (or its designated assignee), all (or a portion, as designated by the Company or its designated assignee) of the Purchased Management Shares (including Rollover Equity) held by such member of the Management Call Group as of the date as of which such call right is exercised at a price equal to the Bad Leaver Price.

5.1.2. Notices, Etc. Any Management Call Option may be exercised by delivery of written notice thereof (the “Management Call Notice”) to all members of the applicable Management Call Group from whom the Company has elected to purchase Purchased Management Shares no later than the end of the applicable 90 or 180 day period specified in Section 5.1.1. The Management Call Notice shall state that the Company has elected to exercise the Management Call Option, the number of Purchased Management Shares with respect to which the Management Call Option is being exercised and the price of such shares.

5.1.3. Vesting. The rights of the Company and the Majority Principal Investors to purchase Company Shares under this Section 5 are in addition to, and do not modify, any vesting or exercisability requirements that may be included in the terms of any such Company Shares.

5.2. Closing.

5.2.1. The closing of any purchase and sale of Company Shares pursuant to this Section 5 shall occur on such date as the Company shall specify, which date shall not be later than ninety (90) days after the fiscal quarter-end immediately following the date of delivery of the Management Call Notice (provided, that such time may be extended as necessary to comply with requirements of the HSR Waiting Period or applicable foreign antitrust laws or other applicable legal requirements) at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.

5.2.2. At the closing of any purchase and sale of Company Shares following the exercise of any Management Call Option, the holders of Company Shares to be sold shall deliver to the Company a certificate or certificates representing the Company Shares to be purchased by the Company, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds the purchase price of the Company Shares being purchased by the Company. The delivery of a certificate or certificates for Company Shares by any Person selling Company Shares pursuant to any Management Call Option will be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Company Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Company Shares as contemplated; (iii) such Company Shares are free and clear of any and all liens or encumbrances; and (iv) there is no Adverse Claim with respect to such Company Shares.

5.2.3. If (i) any payment of cash is required upon the purchase of Company Shares by the Company upon the exercise of any Management Call Option or (ii) any payment on a promissory note issued under this Section 5.2.3 comes due, and, in either case, such payment (or any dividend to fund such payment) would (or with notice or the lapse of time or both would) constitute, result in or give rise to a breach or violation of the terms or provisions of, or result in a default, event of default or right or cause of action under, any guarantee, financing or security agreement, indenture or document entered into by the Company or any of its subsidiaries and in effect on such date in respect of indebtedness for borrowed money or debt security, would be prohibited under Section 160 (“Section 160”) of the General Corporation Law of the State of Delaware (the “DGCL”), or would otherwise violate the DGCL (or if the Company or any such subsidiary reincorporates in another jurisdiction, the applicable business corporation law of such jurisdiction), then, to the extent permitted by Section 160:

(a) in the case of a cash payment due at a closing of any purchase of Company Shares by the Company upon the exercise of any Management Call Option, the Company will issue a promissory note in the aggregate principal amount of such payment, the principal amount of which note will be due and payable (in four equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note (in each case subject to subsection 5.2.3(c) below) and interest will accrue thereon at a rate equal to the prime rate (as reported in the Wall Street Journal Eastern Edition) plus three percent (3%));

(b) in the case of a cash payment in respect of a promissory note issued under this Section 5.2.3, notwithstanding any of the provisions of such note, including without limitation, the stated maturity of such note and the stated date on which interest payments are due, such payment will not become due and payable until such time as such payment can be made without violating any such agreement; and

(c) notwithstanding the terms of any promissory note issued pursuant to this Section 5.2.3, the Company must pay off the promissory note at the earliest of (i) a Change of Control, (ii) the Initial Public Offering (but only to the extent of the net proceeds received by the Company in such Initial Public Offering), (iii) five (5) Business Days after the date on which a cash payment paying off such promissory note could be made (1) without (immediately or with notice or the lapse of time or both) constituting, resulting in or giving rise to any breach or violation of the terms or provisions of, or result in a default, event of default or right or cause of action under, any guarantee, financing or security agreement, indenture or document entered into by the Company or any of its subsidiaries and in effect on such date in respect of indebtedness for borrowed money or debt security, (2) that would not be prohibited under Section 160, and (3) that would not otherwise violate the DGCL (or if the Company or any such subsidiary reincorporates in another jurisdiction, the applicable business corporation law of such jurisdiction) and (iv) the date on which any cash dividend or distribution is made in respect of Company Shares. At any such time, the Company shall promptly notify the holder of such promissory note and make a payment on each such promissory note. If more than one such promissory note is outstanding at the time of payment, payment shall be made to the holders of all such promissory notes on a pro rata basis.

5.2.4. In the event that the Company has exercised its call right pursuant to Section 5.1 with respect to Company Shares held by (i) a Manager who (A) Competes within twelve (12) months of such Manager’s termination of employment or resignation as described in Section 5.1.1(c) or (B) is determined to have been eligible for termination for Cause, in each case following the Company’s exercise of such call right, and/or (ii) one or more members of such Manager’s Management Call Group that held Company Shares, such Manager and/or such members of such Manager’s Management Call Group will be obligated to deliver to the Company, within five (5) days following notice from the Company that such amount is due, an amount equal to the product of (x) the number of Company Shares purchased in connection with the exercise of the call right, multiplied by (y) the excess, if any, of the price paid for such Company Shares over the Bad Leaver Price for such Company Shares.

5.3. Majority Principal Investors Call Option. If the Company elects not to purchase (pursuant to Section 5.1 hereof) any or all Purchased Management Shares held by a Manager or one or more members of such Manager’s Management Call Group, the Company shall notify the Majority Principal Investors and the Majority Principal Investors may purchase any or all of the remaining Purchased Management Shares held by such Persons for the purchase price identified in Section 5.1.1 hereof; provided, that nothing in this Section 5.3 will operate to extend the time within which the Management Call Notice may be delivered pursuant to Section 5.1.2 hereof. The right to purchase such Company Shares shall be allocated pro rata among the Majority Principal Investors based upon the Purchase Price Value of the shares of Common Stock then held by such Majority Principal Investors (unless the Majority Principal Investors agree otherwise); provided, further that Purchased Management Shares Transferred to any Majority Principal Investor shall thereafter become Investor Shares hereunder.

5.4. Acknowledgment. Each Manager and member of any Manager’s Management Call Group acknowledges and agrees that neither the Company, nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, partner employee, agent or otherwise), will have any duty or obligation to affirmatively disclose to him, her or it, and he, she or it will not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of his, her or its employment by the Company and its subsidiaries upon the exercise of any Management Call Option or any purchase of the Company Shares in accordance with the terms hereof.

5.5. Call Period. The foregoing provisions of this Section 5 will expire with respect to any Company Share not called, if not earlier expired in accordance with the provisions of this Section 5, upon the earlier to occur of (a) an Initial Public Offering or (b) a Change of Control.

6. PREEMPTIVE RIGHTS.

6.1. Preemptive Rights. At any time following the Closing Date until an Initial Public Offering, if the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries proposes to issue additional Company Shares or equity securities of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries, including any warrants, options or other rights to acquire Company Shares, equity securities of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries or debt securities that are convertible into Company Shares or equity securities of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries to any Person (with the exception of any issuance (i) as consideration in any merger, acquisition or similar transaction, (ii) in an Initial Public Offering, (iii) as consideration in a joint venture or any other strategic transaction, (iv) to a financial institution in connection with any borrowing, (v) to employees, advisors or consultants pursuant to an employee incentive plan approved by the Board of Directors or to employees pursuant to a subscription agreement for the purchase of shares in connection with the Closing, (vi) by a direct or indirect subsidiary of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries to the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries, (vii) as a result of the conversion of convertible securities or the exercise of any warrants, options or other rights (in each case, having been issued in accordance with this Section 6.1 and otherwise approved in accordance with the terms of this Agreement) and (viii) in connection with any stock split, stock combination, stock dividend, distribution or recapitalization) (a “New Issuance” and any such Company Shares or equity securities of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries, “Newly Issued Securities”), the Company shall provide written notice to each Rollover Manager of such anticipated issuance no later than fifteen (15) Business Days prior to the anticipated issuance date (the “Preemptive Rights Notice”). The Preemptive Rights Notice shall set forth the material terms and conditions of the New Issuance, including the proposed purchase price for the Newly Issued Securities, the anticipated issuance date, and the purpose of such New Issuance. Each Rollover Manager shall have the right to purchase up to its Pro Rata Portion of such Newly Issued Securities at the price and on the terms and conditions specified in the Preemptive Rights Notice by delivering an irrevocable written notice to the Company no later than five (5) Business Days before the anticipated issuance date, setting forth the number of such Newly Issued Securities for which such right is exercised. Such notice shall also include the maximum number of Newly Issued Securities such Rollover Manager would be willing to purchase in the event any other Stockholder with preemptive rights and entitled to participate elects to purchase less than its Pro Rata Portion of such Newly Issued Securities. If any such stockholder elects not to purchase its full Pro Rata Portion of such Newly Issued Securities, the Company shall allocate any remaining amount among those Rollover Managers (pro rata in accordance with the Over-Allocation Pro Rata Portion of each such Stockholder up to, in the case of each such stockholder, the maximum number specified by such Stockholder pursuant to the immediately preceding sentence) who have indicated in their notice to the Company a desire to purchase Newly Issued Securities in excess of their respective Pro Rata Portions.

6.1.1. In the event the stockholders with preemptive rights and entitled to participate do not purchase all such Newly Issued Securities (including the Rollover

Managers in accordance with the procedures set forth in Section 6.1), the Company, Intermediate Holdings, J. Crew or the other relevant subsidiary, as applicable, shall have sixty (60) days after the expiration of the anticipated issuance date (subject to extension if necessary to permit the expiration or early termination of the HSR Waiting Period) to sell to other Persons (including any Stockholder) the remaining Newly Issued Securities at the price and on the terms and conditions specified in the Preemptive Rights Notice. If the Company, Intermediate Holdings, J. Crew or the other relevant subsidiary, as applicable, fails to sell such Newly Issued Securities within such period, the Company, Intermediate Holdings, J. Crew or the other relevant subsidiary, as applicable, shall not thereafter issue or sell such Newly Issued Securities without first offering the same to the Stockholders in the manner provided in Section 6.1.

6.1.2. In the event that any Rollover Manager purchases any equity securities from the Company, Intermediate Holdings, J. Crew or any subsidiary thereof, other than new Company Shares pursuant to Section 6.1, such Stockholder shall execute a shareholders’ agreement with respect to such securities with terms that are substantially equivalent, mutatis mutandis, to this Agreement; provided that such shareholders’ agreement shall terminate upon the same terms and conditions as provided herein.

6.1.3. Any Newly Issued Securities constituting shares of capital stock of the Company acquired by any holder of Company Shares pursuant to this Section 6 shall be deemed for all purposes hereof to be Company Shares, hereunder of like kind with the Company Shares then held by the acquiring holder.

6.1.4. The election by a Rollover Manager not to exercise its preemptive rights under Section 6.1 in any one instance shall not affect its right (other than in respect of a reduction in its Ownership Interest, if applicable) to exercise its preemptive rights with respect to any future issuances under Section 6.1. Any attempted Transfer of such securities by the Company, Intermediate Holdings, J. Crew or any other subsidiary without first giving the Stockholders the rights described in Section 6.1 shall be void and of no force and effect.

6.1.5. Notwithstanding the notice requirements of Section 6.1 above, the Company may proceed with any New Issuance prior to having complied with the provisions of Section 6.1; provided that the Company shall:

(a) provide to each such holder of Company Shares who would have been a recipient of a Preemptive Rights Notice (i) notice within five (5) Business Days thereafter of such New Issuance and (ii) the Preemptive Rights Notice described in Section 6.1 in which the actual purchase price of Newly Issued Securities shall be set forth;

(b) offer to issue to each such holder of Company Shares such number of Newly Issued Securities as may be requested by such holder (not to exceed an amount equal to (i) the Pro Rata Portion that such holder would have been entitled to pursuant to Section 6.1 multiplied by the number of Newly Issued Securities included in the New Issuance plus (ii) a number of additional securities sufficient to permit such holder to acquire, in total, the same percentage of the aggregate number of all securities included in the relevant New Issuances effected pursuant to this Section 6.1 as such holder would have been entitled to acquire had the Company proceeded with the relevant New Issuances under Section 6.1 rather than pursuant to this Section 6.1.5 on the same economic terms and conditions with respect to such securities as the subscribers in the New Issuance received); and

(c) keep such offer open for a period of at least five (5) Business Days, during which period, each such holder may accept such offer by sending a written acceptance to the Company committing to purchase an amount of such securities (not in any event to exceed the Pro Rata Portion that such holder would have been entitled to pursuant to Section 6.1 multiplied by the number of all such Newly Issued Securities included in all such relevant New Issuances).

6.2. Termination of Preemptive Rights. The provisions of this Section 6 shall terminate and be of no further force and effect upon an Initial Public Offering.

7. REMEDIES.

7.1. Generally. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

7.2. Deposit. Without limiting the generality of Section 7.1 hereof, if any holder of Company Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Company Shares to be Transferred pursuant to Section 4 or 5 hereof, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Company Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of Five Hundred Million Dollars ($500,000,000) (the “Escrow Agent”) and the Company will cancel on its books the certificate or certificates representing such Company Shares and thereupon all of such holder’s rights in and to such Company Shares shall terminate. Thereafter, upon delivery to the Escrow Agent by such holder of the certificate or certificates evidencing such Company Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), TPG shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder and the certificate or certificates to such purchaser.

8. LEGENDS.

8.1. Restrictive Legend. Each certificate evidencing the Company Shares issued to a Manager shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A MANAGEMENT STOCKHOLDERS’ AGREEMENT, DATED AS OF MARCH 7, 2011 TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH MANAGEMENT STOCKHOLDERS’ AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED TO, OR ISSUED WITH RESPECT TO SHARES ORIGINALLY ISSUED TO OR AT THE REQUEST OF, THE FOLLOWING MANAGER:             .

8.2. 1933 Act Legends. Each certificate representing Company Shares will have the following legend endorsed conspicuously thereupon:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

8.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Company Shares until the conditions specified in the foregoing legends are satisfied.

8.4. Termination of 1933 Act Legend. In the event that the restrictive legend set forth in Section 7.1 or Section 7.2 has ceased to be applicable, the Company shall provide any Stockholder, or their respective transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities of like tenor not bearing the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the legend in Section 7.2 shall cease and terminate upon the termination of this Section 7).

9. AMENDMENT, TERMINATION, ETC.

9.1. Oral Modifications, Waiver. This Agreement may not be orally amended, modified, extended or terminated, and no oral waiver of any of its terms may be effective. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, TPG, the Majority Principal Investors and the Majority Managers; provided, however, that (i) any amendment, modification, extension, termination or waiver (an “Amendment”) will also require the consent of Managers holding a majority in interest of the Company Shares held by all Managers who would be disproportionately and adversely affected by the Amendment (other than solely with respect to the number of Company Shares held by such Manager) relative to the other Managers and (ii) any Amendment will also require the consent of LGP or the MD Investors, as applicable, to the extent LGP or the MD Investors, as applicable, would be disproportionately and adversely affected by the Amendment relative to TPG. Each Amendment will be binding upon each party hereto and each holder of Company Shares subject hereto. In addition, each party hereto and each holder of Company Shares subject hereto may waive any right hereunder by an instrument in writing signed by that party or holder.

9.3. Effect of Termination. No termination under this Agreement will relieve any Person of liability for breach prior to termination.

10. DEFINITIONS. For purposes of this Agreement:

10.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:

10.1.1. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

10.1.2. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

10.1.3. The term “including” is not limiting and means “including without limitation.”

10.1.4. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

10.1.5. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

10.2. Definitions. The following terms have the following meanings:

“Adverse Claim” has the meaning set forth in Section 8-302 of the applicable Uniform Commercial Code.

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person; provided that, in any event, no Stockholder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“Amendment” has the meaning set forth in Section 9.2.

“Bad Leaver Price” has the meaning set forth in Section 5.1.1.

“Board of Directors” has the meaning set forth in Section 2.1.

“Breaching Drag-Along Stockholder” has the meaning set forth in Section 4.3.4.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Cause” with respect to Company Shares held by Managers, means (a) in the case of any Manager who is party to an employment, severance-benefit, change in control or similar agreement that contains a definition of “Cause,” the definition set forth in such agreement shall apply with respect to such Manager under this Agreement during the term of such agreement and (b) in the case of any other Manager, (i) a material breach by the Manager of his or her employment agreement with the Company or an Affiliate of the Company, any equity grant agreement, or any material policy of the Company or its Affiliates generally applicable to similarly situated employees of the Company or its Affiliates; (ii) the failure by the Manager to reasonably and substantially perform his or her duties to the Company or any of its Affiliates, which failure is materially damaging to the financial condition or reputation of the Company or its Affiliates; (iii) the Manager’s willful misconduct or gross negligence which is injurious to the Company or an Affiliate of the Company; or (iv) the indictment of the Manager for a felony or other serious crime involving moral turpitude. In the case of clauses (i) and (ii) above, the Company shall permit the Manager no less than thirty (30) days to cure such breach or failure if reasonably susceptible to cure. For the avoidance of doubt, if a Manager is party to an employment, severance-benefit, change in control or similar agreement that contains a definition of “Cause,” the determination as to whether Cause exists, and any procedures (including any due process rights) that are required to be followed prior to a termination for Cause, shall be made in accordance with the terms of such agreement.

“Change of Control” means (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Principal Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board of Directors; (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the Principal Investors and their Affiliates own less than 25% of the Equivalent Shares; or (c) the sale of all or substantially all of the assets of the Company and its subsidiaries.

“Class A Stock” means the Class A Common Stock, par value $.001 per share of the Company.

“Class L Stock” means the Class L Common Stock, par value $.001 per share of the Company.

“Closing Date” means March 7, 2011.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any successor provision thereto.

“Common Stock” means the common stock of the Company including the Class A Stock and the Class L Stock (and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof).

“Company” has the meaning set forth in the preamble.

“Company Shares” means (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Principal Investor, MD Investor or Manager, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Principal Investor, MD Investor or Manager (treating such Options, Warrants and Convertible Securities as a number of Company Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except (i) solely with respect to the Managers, for purposes of Section 4.2 and Section 6 and (ii) as otherwise specifically set forth herein).

“Compete” means, with respect to a Manager, the breach by such Manager of any non-competition or non-solicitation covenant or a material breach of any confidentiality, non-

disclosure or other similar covenant made by such Manager in favor of the Company or any subsidiary of the Company, and “Competes”, “Competed” and “Competition” will each have a correlative meaning.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Class L Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for Company Shares.

“DGCL” has the meaning set forth in Section 5.2.3 hereof.

“Disability” means, with respect to any Manager holding Company Shares, (a) in the case of any Manager who is a party to an employment or severance-benefit agreement that contains a definition of “Disability,” the definition set forth in such agreement will apply with respect to such Manager under this Agreement during the term of such agreement and (b) in the case of any other Manager, a disability that would entitle a Manager to long-term disability benefits under the Company’s long-term disability plan in which the Manager participates. Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A would be payable by reason of Disability, the term “Disability” will mean a disability described in Treas. Regs. Section 1.409A-3(i)(4)(i)(A).

“Drag-Along Buyer” has the meaning set forth in Section 4.3 hereof.

“Drag-Along Notice” has the meaning set forth in Section 4.3.1 hereof.

“Drag-Along Stockholders” has the meaning set forth in Section 4.3.1 hereof.

“Drag-Along Transfer” has the meaning set forth in Section 4.3 hereof.

“Equivalent Shares” means, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Company Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Escrow Agent” has the meaning set forth in Section 7.2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Fair Market Value” means, as of any date, as to any share of Common Stock, the Board of Directors’ good faith determination of the fair value of such share as of the applicable reference date.

“FINRA” means the Financial Industry Regulatory Authority.

“HSR Waiting Period” means the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Initial Public Offering” means the first Underwritten Offering of equity securities of the Company or any of its subsidiaries pursuant to an effective registration (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Intermediate A” has the meaning set forth in the preamble.

“Intermediate B” has the meaning set forth in the preamble.

“Intermediate Holdings” has the meaning set forth in the preamble.

“Investor Shares” means (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Principal Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Principal Investor (treating such Options, Warrants and Convertible Securities as a number of Company Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“J.Crew” has the meaning set forth in the preamble.

“LGP” means, collectively, Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and LGP Chino Coinvest LLC and each of their respective Affiliates that is or becomes a holder of Company Shares under the Principal Investors Stockholders’ Agreement.

“Majority in Interest” means, (a) with respect to calculations with regard to Company Shares of a single class, a majority of such Company Shares and (b) with respect calculations with regard to Company Shares of more than one class, a majority in aggregate Purchase Price Value of such Company Shares.

“Majority Principal Investors” means, as of any date, (a) holders of a Majority in Interest of the Company Shares held by the Principal Investors and (b) solely for the purposes of Section 5.3 hereof, LGP and TPG. The Managers shall be entitled to rely upon written notice from TPG specifying that the Principal Investors constituting the “Majority Principal Investors” for purposes of the action, approval, consent or other provision in question have approved or consented to such matter or authorized such action.

“Majority Managers” means, as of any date, the holders of a Majority in Interest of the Company Shares held by the Managers.

“Management Call Group” has the meaning set forth in Section 5.1 hereof.

“Management Call Notice” has the meaning set forth in Section 5.1.2 hereof.

“Management Call Option” has the meaning set forth in Section 5.1 hereof.

“Managers” has the meaning set forth in the preamble.

“Marketable Securities” means securities that are (i) traded on a national securities exchange in the United States or on an established stock exchange in Europe or Asia, (ii) reported through an established automated inter-dealer quotation system in the United States, Europe or Asia and, in each case, are not subject to any restrictions on transfer as a result of applicable contract provisions, the provisions of the Securities Act (or regulations thereunder other than the volume and method of sale restrictions applicable to affiliates of an issuer pursuant to Rule 144 promulgated thereunder or any successor thereto), or other applicable law.

“MD” means Millard S. Drexler.

“MD Investors” means MD, The Drexler Family Revocable Trust, The Millard S. Drexler 2009 Grantor Retained Annuity Trust #1 and The Millard S. Drexler 2009 Grantor Retained Annuity Trust #2 and each of their respective Affiliates that is or becomes a holder of Company Shares.

“Members of the Immediate Family” means, with respect to any individual, each spouse or child or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses, each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian and any partnership or limited liability company of which the aforementioned Persons or their spouses are the only partners or members, as applicable.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“New Issuance” has the meaning set forth in Section 6.1 hereof.

“Newly Issued Securities” has the meaning set forth in Section 6.1 hereof.

“Options” means any options (other than pursuant to Section 5 hereof) to subscribe for, purchase or otherwise directly acquire shares of Common Stock.

“Original Purchase Price” has the meaning set forth in Section 5.1.1(b) hereof.

“Over-Allocation Pro-Rata Portion” means, a number of Newly Issued Securities not purchased by the Rollover Managers in accordance with Section 6.1 or the Principal Investors or the MD Investors in accordance with Section 5.1 of the Principal Investors Stockholders’ Agreement determined by multiplying (i) the number of such Newly Issued Securities not purchased by the Rollover Managers in accordance with Section 6.1 or the Principal Investors or MD Investors in accordance with Section 5.1 of the Principal Investors Stockholders’ Agreement by (ii) the percentage of the total Purchase Price Value of the Company Shares outstanding immediately prior to giving effect to such New Issuance held by all of the Rollover Managers, Principal Investors and MD Investors that have elected to purchase more than their Pro Rata

Portion (as defined herein, with respect to such Rollover Managers and as defined in the Principal Investors’ Stockholders’ Agreement with respect to such Principal Investors and MD Investors) which the Purchase Price Value of the Company Shares held by the relevant Rollover Manager, Principal Investor or MD Investor desiring to purchase more than their Pro Rata Portion (as defined herein, with respect to such Rollover Managers and as defined in the Principal Investors’ Stockholders’ Agreement with respect to such Principal Investors and MD Investors) pursuant to Section 6.1 hereof, or, in the case of the Principal Investors or the MD Investors, pursuant to Section 5.1 of the Principal Investors Stockholders’ Agreement, constitutes.

“Participating Seller” has the meaning set forth in Sections 4.4.1 hereof.

“Permitted Transferee” means, (a) with respect to a Manager or a Permitted Transferee of a Manager that is a natural person, (i) a Member of the Immediate Family of such Manager and (ii) on such Manager’s or such Permitted Transferee’s death, such Manager’s or Permitted Transferee’s executors, administrators, testamentary trustees, legatees or beneficiaries whether or not such recipients are Members of the Immediate Family of such holder and (b) with respect to a Manager’s Permitted Transferee that is not a natural person, an Affiliate of such Manager, and the Manager.

“Person” means an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Preemptive Rights Notice” has the meaning set forth in Section 6.1 hereof.

“Principal Investors” has the meaning set forth in the preamble.

“Principal Investors Stockholders’ Agreement” means the Principal Investors Stockholders’ Agreement, dated March 7, 2011, by and among the Company, Intermediate Holdings, the Principal Investors, the MD Investors, J. Crew and such other Persons who from time to time become party thereto in accordance with the terms thereof, as the same may be amended from time to time.

“Pro Rata Portion” means:

(a) for purposes of Section 4.1 (with respect to the right of first offer), with respect to each class of Company Shares, a number of Company Shares of such class determined by multiplying (i) the number of Company Shares of such class subject to the right of first offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock of such class held by the relevant ROFO Offeree and the denominator of which is the aggregate number of shares of Common Stock of such class held by the ROFO Offerees who have elected to purchase Company Shares of such class covered by the relevant ROFO Notice;

(b) for purposes of Section 4.2 (with respect to tag-along rights), with respect to each class of Company Shares, a number of Company Shares of such class determined by multiplying (i) the number of Company Shares of such class held by the Tagging Stockholder by (ii) a fraction, the numerator of which is the number of Company Shares of such class proposed to be

Transferred by the Transferring Stockholder in connection with the Proposed Transfer and the denominator of which is the aggregate number of Company Shares of such class held by such Transferring Stockholder;

(c) for purposes of Section 4.3 (with respect to drag-along rights), with respect to each class of Company Shares, a number of Company Shares of such class determined by multiplying (i) the number of Company Shares of such class held by a Drag-Along Stockholder by (ii) a fraction, the numerator of which is the number of Company Shares of such class proposed to be Transferred by TPG to the Drag-Along Buyer and the denominator of which is the aggregate number of Company Shares of such class held by TPG; and

(d) for purposes of Section 6.1 (with respect to preemptive rights), a number of Newly Issued Securities determined by multiplying (i) the number of Newly Issued Securities that the Company, Intermediate Holdings, J. Crew or other relevant subsidiary, as applicable, proposes to issue on the relevant issuance date by (ii) the percentage of the total Purchase Price Value of Company Shares held by all Company Stockholders entitled to preemptive rights hereunder or under the Principal Investors Stockholders’ Agreement immediately prior to giving effect to such New Issuance which the Purchase Price Value of the Company Shares held by the relevant Rollover Manager constitutes

“Proposed Transfer” has the meaning set forth in Section 4.2 hereof.

“Proposed Transferee” has the meaning set forth in Sections 4.2 hereof

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchased Management Shares” means, with respect to a Manager (or a Person to whom any Company Shares were originally issued at the request of such Manager) or direct or indirect Permitted Transferee of a Manager (or any such Person to whom any Company Shares were originally issued at the request of such Manager), all of the Company Shares which are not Options, Warrants or Convertible Securities held by such Manager, person or Permitted Transferee, if applicable.

“Purchase Price Value” means: (a) $1.00, in the case of a share of Class A Stock and (b) $4.50, in the case of a share of Class L Stock, in each case appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving such class.

“Retirement” means retirement from active employment with the Company or an Affiliate after age 65, or after age 55 and completion of at least 5 years of employment with the Company or an Affiliate, as applicable.

“ROFO Election Period” has the meaning set forth in Section 4.1.2.

“ROFO Notice” has the meaning set for in Section 4.1.1.

“ROFO Offeree” has the meaning set forth in Section 4.1.

“ROFO Purchaser” has the meaning set forth in Section 4.1.2.

“ROFO Stockholder” has the meaning set forth in Section 4.1.

“Rollover Equity” means Rollover Shares and Company Shares acquired upon the exercise of Rollover Options.

“Rollover Manager” means each Manager that purchased or otherwise acquired Company Shares in exchange for shares of common stock or options of J. Crew held by such Manager immediately prior to the Merger or shares purchased for cash in connection with the Merger.

“Rollover Options” means those options granted to the Rollover Managers in substitution for options of J. Crew granted to such Rollover Managers by J. Crew prior to the Merger and outstanding immediately prior to the Merger.

“Rollover Shares” means those shares purchased or otherwise acquired by the Rollover Managers in exchange for shares of J. Crew held by such Rollover Managers immediately prior to the Merger or shares purchased for cash in connection with the Merger.

“Rule 144” means Rule 144 under the Securities Act (or any successor Rule).

“Section 160” has the meaning set forth in Section 5.2.3 hereof.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Stockholder” means any holder of shares of Common Stock.

“Tag-Along Notice” has the meaning set forth in Section 4.2.1 hereof.

“Tagging Stockholder” has the meaning set forth in Section 4.2 hereof.

“TPG” means, collectively, TPG Chinos, L.P. and TPG Chinos Co-Invest, L.P., and each of their respective Affiliates that is or becomes a holder of Company Shares under the Principal Investors Stockholders’ Agreement.

“Transfer” means, with respect to any Company Shares, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Company Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning. For the avoidance of doubt, from the date of this Agreement until (i) with respect to the Principal Investors or the MD Investors, the earlier of (A) the 5th anniversary of the Closing Date and (B) an Initial Public Offering and (ii) with respect to the other Stockholders, an Initial Public Offering, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 3.1 if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee (in which case, the applicable Stockholder shall cause such former Affiliate to promptly Transfer all Company Shares held by such former Affiliate to a Permitted Transferee of such Stockholder).

“Transferring Stockholder” has the meaning set forth in Section 4.2 hereof.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Company Shares.

11. CONFIDENTIALITY; RESTRICTIVE COVENANT AGREEMENT. To protect the interests of the Company and its direct and indirect subsidiaries (collectively, the “J.Crew Companies”), including the confidential information of the J.Crew Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the J.Crew Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and Manager agree as follows:

11.1. Nondisclosure; Return of Documents; Ownership of Work. Each Manager acknowledges and agrees that he or she remains bound by the confidentiality and other covenants contained in the restrictive covenant and confidentiality agreements that he or she has executed with the Company or its subsidiaries, and that any covenants in such agreements shall remain in full force and effect in accordance with their terms. Each Manager also acknowledges and agrees that the Company shall be an affiliate for purposes of such restrictive covenant and confidentiality agreements. Additionally, each Manager shall keep confidential this Agreement, the transactions contemplated hereby and any non-public information received pursuant to this Agreement and shall not disclose, issue any press release or otherwise make any public statement in connection therewith without the prior written consent of the Majority Principal Investors and the Company; provided that such Manager may disclose any such information (i) as has become generally available to the public, (ii) to the extent necessary in order to comply with any law, order, regulation, ruling or stock exchange rules applicable to such Manager and (iii) as may be required in response to any summons or subpoena or in connection with any litigation, it being agreed that, unless such information has been generally available to the public, if such information is being requested pursuant to a summons or subpoena or a discovery request in connection with a litigation, (x) such Manager shall, to the extent permitted by applicable law, give the Company notice of such request and shall cooperate with the Company at the Company’s request so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by the Company after notice), such Manager (a) shall furnish only that portion of the information which, in accordance with the advice of counsel, is legally required to be furnished and (b) will exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information.

11.2. Non-Competition and Non-Solicitation. Each Manager acknowledges the opportunity to participate in the Company’s Option or Common Stock investment programs, as the case may be, and the financial benefits that may accrue from such participation, is good, valuable and sufficient consideration for each Manager’s acknowledgement and agreement that he or she remains bound by the non-competition and non-solicitation covenants contained in the restrictive covenant agreement(s) that he or she has executed with any of the J.Crew Companies, if applicable.

12. MISCELLANEOUS.

12.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and may not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company shall cause its subsidiaries to be jointly and severally liable for any payment obligation of the Company pursuant to this Agreement.

12.2. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) on the date received, if delivered by facsimile transmission, by electronic mail or by registered first-class mail prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on other than a Business Day, on the first Business Day thereafter and (c) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), addressed to the Stockholder at the following addresses (or at such other address for a Stockholder as shall be specified by like notice):

if to the Company to:

TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: General Counsel

Facsimile: 415-743-1501

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Attention:	Alfred O. Rose, Esq.
Julie H. Jones, Esq.
Facsimile: 617-951-7050

If to J.Crew:

J. Crew Group Inc.

770 Broadway 12th Floor

New York, NY 10003

Attention: General Counsel

Facsimile: 203-845-5302

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Attention:	Alfred O. Rose, Esq.
Julie H. Jones, Esq.
Facsimile: 617-951-7050

If to the Principal Investors:

TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: General Counsel

Facsimile: 415-743-1501

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Attention:	Alfred O. Rose, Esq.
Julie H. Jones, Esq.
Facsimile: 617-951-7050

and

Leonard Green & Partners

11111 Santa Monica Boulevard Suite 2000

Los Angeles, CA 90025

Attention:	James D. Halper
Todd M. Purdy
Facsimile: 310-954-0404

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:	Howard A. Sobel, Esq.
Jason Silvera, Esq.
Facsimile: 212-751-4864

If to a Manager, to the most recent address of such Manager shown on the records of the Company.

Notice to the holder of record of any shares of capital stock will be deemed to be notice to the holder of such shares for all purposes hereof.

12.3. Binding Effect, Etc. Except for restrictions on Transfer of Company Shares set forth in other agreements, plans or other documents and except for such other agreements entered into by and among the Company, Chinos Acquisition Corporation, the Principal Investors and MD Investors, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and will be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns and there shall be no third-party beneficiaries to this Agreement. Notwithstanding the foregoing, in the event of any conflict between the provisions of this Agreement and the provisions of the Principal Investors Stockholders’ Agreement, the provisions of the Principal Investors Stockholders’ Agreement shall govern. Except as otherwise expressly provided herein or in connection with a Transfer of Company Shares by a Principal Investor or MD Investor, no Principal Investor, Manager or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing will be null and void. This Agreement reflects the mutual intent of the parties and no rule of construction against the drafting party will apply.

12.4. Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

12.5. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid,

legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.6. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company, Merger Sub, Intermediate Holdings, J.Crew and each holder of Company Shares hereunder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement may be had against any current or future director, officer, employee, general or limited partner, manager, member or stockholder of any Company stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner, manager, member or stockholder of any Company stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Company stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided that, for the avoidance of doubt, the foregoing shall not apply with respect to the obligations set forth in Section 5 and any breach by any Manager or his, her or its Permitted Transferees of any obligations under this Agreement. Each Manager acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Manager or any Principal Investor), other than the Company and its officers, directors and other representatives (acting solely in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company. Each Manager agrees that no other Manager or Principal Investor nor the respective controlling persons, officers, directors, partners, members, agents or employees of any other Manager or Principal Investor shall be liable to such Manager for any losses incurred by such Manager in connection with its investment in the Company.

12.7. Merger with J. Crew. In the event of any merger, statutory share exchange or other business combination of the Company with Intermediate Holdings, J. Crew or any of J. Crew’s subsidiaries, (i) each of the Stockholders and Intermediate Holdings or J. Crew (or, if different, the surviving entity of the merger) shall execute a shareholders’ agreement with terms that are equivalent to this Agreement; provided that such shareholders’ agreement shall terminate upon the same terms and conditions as provided herein and (ii) the Company shall cause any registration rights held by the Company in respect of any securities of Intermediate Holdings or J. Crew (or, if different, the surviving entity of the merger) distributed by the Company to be assigned to the Stockholders pro rata in accordance with the Purchase Price Value of the aggregate Company Shares held by such Stockholder.

12.8. Waiver by Stockholders. The rights and obligations contained in this Agreement are in addition to the relevant provisions of the Certificate of Incorporation and by-laws of the Company in force from time to time and shall be construed to comply with such provisions. To the extent that this Agreement is determined to be in contravention of the Certificate of Incorporation or by-laws of the Company, this Agreement shall constitute a waiver by each Stockholder, to the fullest extent permissible under applicable laws, of any right such Stockholder may have pursuant to the Certificate of Incorporation or by-laws of the Company that is inconsistent with this Agreement and the Stockholders and the Company shall take all necessary action to effect an amendment of the Certificate of Incorporation and by-laws of the Company, to the extent permissible under applicable law, in order to resolve such contravention.

12.9. J. Crew Liability. J. Crew and Intermediate Holdings agree that each shall be jointly and severally liable with the Company with respect to all of the Company’s payment and other obligations hereunder, including any payments for any breach by the Company of the provisions hereof and any indemnification obligations hereunder.

13. GOVERNING LAW.

13.1. Governing Law. This Agreement and any related dispute shall be governed by and construed in accordance with the laws of the State of Delaware.

13.2. Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

13.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH SHAREHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY SHAREHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. THE COMPANY OR ANY STOCKHOLDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE STOCKHOLDERS TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement will impair any such right, power or remedy, nor will it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date and year first above written.

CHINOS HOLDINGS, INC.

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President and Secretary

CHINOS ACQUISITION CORPORATION

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President and Secretary

CHINOS INTERMEDIATE HOLDINGS A, INC.

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President and Secretary

CHINOS INTERMEDIATE HOLDINGS A, INC.

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President and Secretary

[Management Stockholders Agreement]

TPG CHINOS, L.P.

By:	TPG advisors VI, Inc. its General Partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG CHINOS CO-INVEST, L.P.

By:	TPG advisors VI, Inc. its General Partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

[Management Stockholders Agreement]

/s/ Millard S. Drexler
Millard S. Drexler

THE DREXLER FAMILY REVOCABLE TRUST

By:	/s/ Millard S. Drexler
Name: Millard S. Drexler
Title:

THE MILLARD S. DREXLER 2009 GRANTOR RETAINED ANNUITY TRUST #1

By:	/s/ Millard S. Drexler
Name: Millard S. Drexler
Title:

THE MILLARD S. DREXLER 2009 GRANTOR RETAINED ANNUITY TRUST #2

By:	/s/ Millard S. Drexler
Name: Millard S. Drexler
Title:

[Management Stockholders Agreement]

GREEN EQUITY INVESTORS V, L.P.

By:	GEI CAPITAL V, LLC, its General Partner

By:	/s/ Jamie Halper
Name:	JAMIE HALPER
Title:

GREEN EQUITY INVESTORS SIDE V, L.P.

By:	GEI CAPITAL V, LLC, its General Partner

By:	/s/ Jamie Halper
Name:	JAMIE HALPER
Title:

LGP CHINO COINVEST LLC

By:	Leonard Green & Partners, L.P., its Manager

By:	/s/ Jamie Halper
Name:	JAMIE HALPER
Title:

[Management Stockholders Agreement]

MANAGER:

/s/ Jenna Lyons
Name: Jenna Lyons

MANAGER:

/s/ Laura Willensky
Name: Laura Willensky

MANAGER:

/s/ Ashley Sargent
Name: Ashley Sargent

MANAGER:

/s/ James Scully
Name: James Scully

MANAGER:

/s/ Libby Potter
Name: Libby Potter

MANAGER:

/s/ Linda Markoe Anticev
Name: Linda Markoe Anticev

MANAGER:

/s/ Charles Phillips
Name: Charles Phillips

MANAGER:

/s/ Valerie VanOgtrop
Name: Valerie VanOgtrop

MANAGER:

/s/ Jennifer O’Connor
Name: Jennifer O’Connor

MANAGER:

/s/ Patricia Donnelly Davidson
Name: Patricia Donnelly Davidson

MANAGER:

/s/ Marc Saffer
Name: Marc Saffer

MANAGER:

/s/ Anthony Brown
Name: Anthony Brown

MANAGER:

/s/ Scott Hyatt
Name: Scott Hyatt

MANAGER:

/s/ Michael R. Salmon
Name: Michael R. Salmon

MANAGER:

/s/ Jill Hennessey Brown
Name: Jill Hennessey Brown

MANAGER:

/s/ Stuart Haselden
Name: Stuart Haselden

MANAGER:

/s/ Daphne Smith
Name: Daphne Smith

MANAGER:

/s/ Mary Chan
Name: Mary Chan

MANAGER:

/s/ Sui Chan
Name: Sui Chan

MANAGER:

/s/ Holly Cohen
Name: Holly Cohen

MANAGER:

/s/ Jenny Cooper
Name: Jenny Cooper

MANAGER:

/s/ Margot Fooshee
Name: Margot Fooshee

MANAGER:

/s/ Jill Gold
Name: Jill Gold

MANAGER:

/s/ Renee Heim
Name: Renee Heim

MANAGER:

/s/ Kevin Kelly
Name: Kevin Kelly

MANAGER:

/s/ Kent Knutson
Name: Kent Knutson

MANAGER:

/s/ Diana Lastella
Name: Diana Lastella

MANAGER:

/s/ Kin Ying Lee
Name: Kin Ying Lee

MANAGER:

/s/ Daniel Leung
Name: Daniel Leung

MANAGER:

/s/ Heather McAuliffe
Name: Heather McAuliffe

MANAGER:

/s/ Charlie Miller
Name: Charlie Miller

MANAGER:

/s/ Thomas Mora
Name: Thomas Mora

MANAGER:

/s/ James Garrett Putney
Name: James Garrett Putney

MANAGER:

/s/ Gayle Spannaus
Name: Gayle Spannaus

MANAGER:

/s/ Brian Sullivan
Name: Brian Sullivan

MANAGER:

/s/ Cindy Yuen
Name: Cindy Yuen